UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2016

LIBERTY PROPERTY TRUST

LIBERTY PROPERTY LIMITED PARTNERSHIP

(Exact name of registrant specified in its charter)

Maryland Pennsylvania	1-13130 1-13132	23-7768996 23-2766549
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Chesterfield Parkway
Malvern, PA	19355
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone, including area code: (610) 648-1700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Item 1.01.                                        Entry into a Material Definitive Agreement.

On July 22, 2016, Liberty Property Limited Partnership (the “Operating Partnership”), of which Liberty Property Trust (the “Company”) is the sole general partner, as well as certain of the Operating Partnership’s subsidiaries and affiliates (collectively, the “Seller”), and WPT Land 2 LP (the “Buyer”), an affiliate of Workspace Property Trust, entered into an Agreement of Sale and Purchase (the “Agreement of Sale”) pursuant to which the Buyer agreed to purchase all of Seller’s right, title and interest in a real estate portfolio consisting of 108 properties containing approximately 7.6 million square feet of leasable space in five markets and approximately 26.7 acres of land in two markets.  The properties were 88.9% leased at June 30, 2016.

The purchase price is $969 million, to be paid (less a deposit of $10 million paid at signing) at closing in cash subject to adjustment for closing pro-rations, allocations and adjustments.

The sale portfolio consists of the following assets, of the following property types in the following markets:

City	# of buildings	Industrial - Distribution	Industrial - Flex	Office	Total	Land (Acres)

Arizona	14	—	—	1,078,652	1,078,652	18.1
Florida (South)	11	—	—	1,136,020	1,136,020	8.6
Florida (Tampa)	34	—	1,115,205	684,363	1,799,568	—
Minnesota	19	—	567,628	921,204	1,488,832	—
Pennsylvania	30	406,678	438,243	1,230,843	2,075,764	—

TOTAL	108	406,678	2,121,076	5,051,082	7,578,836	26.7

While there are limited conditions to closing, such as the occurrence of a breach by the Company that results in a material adverse change in the aggregate value of the properties being sold, the agreement is not subject to due diligence or financing contingencies.  There are no assurances that the conditions will be met or that the transaction will be consummated.  The Company anticipates that the closing will occur late in the third quarter of 2016.  There are no material relationships between the Seller and the Buyer.

The foregoing summary of the Agreement of Sale does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement of Sale, a copy of which will be filed as an exhibit to the Company’s and Operating Partnership’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2016 or a Current Report on Form 8-K filed prior to the filing of such Form 10-Q.

Item 7.01                                           Regulation FD Disclosure.

On July 25, 2016 the Company issued a press release announcing the execution of the Agreement of Sale.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated into this item 7.01 by this reference.

The information contained in this Item 7.01, including the information set forth in the Press Release attached hereto and incorporated by reference herein, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise.  The information in the Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                Exhibits.

Exhibit Number	Exhibit Title

99.1*	Liberty Property Trust press release, dated July 25, 2016.

*  The Press Release attached hereto as Exhibit 99.1 is “furnished” and not “filed” as described in Item 7.01 of the Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY PROPERTY TRUST

	By:	/s/ Christopher J. Papa
		Name:	Christopher J. Papa
		Title:	Executive Vice President and Chief Financial Officer

LIBERTY PROPERTY
LIMITED PARTNERSHIP

	By:	Liberty Property Trust, its sole General Partner

	By:	/s/ Christopher J. Papa
		Name:	Christopher J. Papa
		Title:	Executive Vice President and Chief Financial Officer

Dated: July 25, 2016

EXHIBIT INDEX

Exhibit Number	Exhibit Title

99.1*	Liberty Property Trust press release, dated July 25, 2016.

*  The Press Release attached hereto as Exhibit 99.1 is “furnished” and not “filed” as described in Item 7.01 of the Current Report on Form 8-K.